Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re: SAVIENT PHARMACEUTICALS, INC., et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 13-12680 (MFW) Jointly Administered
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PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

Nothing contained herein shall constitute an offer, an acceptance or a legally binding obligation of the Debtors or any other party in interest. This Plan is subject to approval of the Bankruptcy Court and other customary conditions. This Plan is not an offer with respect to any securities. This is not a solicitation of acceptances or rejections of the Plan. Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the District of Delaware in accordance with section 1125 of the Bankruptcy Code. Such a solicitation will only be made in compliance with applicable provisions of securities and bankruptcy laws. You should not rely on the information contained in, or the terms of, this Plan for any purpose (including in connection with the purchase or sale of the Debtors’ securities) prior to the confirmation of this Plan by the Bankruptcy Court.

COLE, SCHOTZ, MEISEL,

FORMAN & LEONARD, P.A.

David R. Hurst (I.D. No. 3743)

Kate Stickles (I.D. No. 2917)

500 Delaware Ave., Suite 1410

Wilmington, Delaware 19801

Telephone: (302) 652-3131

Facsimile: (302) 652-3117

Counsel for the Debtors and

Debtors-in-Possession

Dated: February 10, 2014

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Savient Pharmaceuticals, Inc. (3811); and Savient Pharma Holdings, Inc. (0701). The address of the Debtors’ corporate headquarters is 400 Crossing Boulevard, 4th Floor, Bridgewater, New Jersey 08807.

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G.	Special Provisions Regarding Insured Claims	21

ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN		22
A.	Acceptance by an Impaired Class	22
B.	Presumed Acceptances by Unimpaired Classes	22
C.	Classes Deemed to Reject Plan	22
D.	Impaired Classes of Claims Entitled to Vote	22
E.	Elimination of Vacant Classes	23
F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	23

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN		23
A.	Substantive Consolidation	23
	1. Consolidation of the Chapter 11 Estates	23
	2. Substantive Consolidation Order	24
B.	Corporate Action	24
	1. Merger of Debtors	24
	2. Continued Corporate Existence	24
	3. Cancellation of Existing Securities and Agreements	25
	4. No Further Action	26
	5. Effectuating Documents; Further Transactions	26
C.	Document Administrator	26
D.	Books and Records; Privilege Matters	27
	1. Legal Representation of the Debtors and Committee After the Effective Date	27
	2. Transfer of Debtors’ Books and Records	27
	3. Transfer of Evidentiary Privileges; Document Requests	27
E.	Creditors’ Committee and Liquidating Trust Committee	28
	1. Dissolution of the Committee	28
	2. Creation of Liquidating Trust Committee and Procedures Related Thereto	29
	3. Standing of the Liquidating Trust Committee	29
	4. Function and Duration of the Liquidating Trust Committee	29
	5. Indemnification of Liquidating Trustee and Liquidating Trust Committee	29
	6. Recusal of Liquidating Trust Committee Members	30
F.	The Liquidating Trust	30
	1. Establishment and Administration of the Liquidating Trust	30
	2. Assets of the Liquidating Trust	31
	3. Other Funds to be Transferred to the Liquidating Trust	31
	4. Rights and Powers of the Liquidating Trust and the Liquidating Trustee	31
	5. Liquidating Trust Interests	32
	6. Appointment of a Liquidating Trustee	33
	7. Distributions to Holders of General Unsecured Claims	33
	8. Distributions to Holders of Administrative and Priority Claims	34
	9. Reporting Requirement of Liquidating Trust	34
G.	Limited Revesting of Remaining Assets	34
H.	Limited Release of Liens	35
I.	Accounts and Reserves	35
	1. Professional Fee Reserve	35
	2. Administrative Claims Reserve	35
	3. Other Reserves	36
J.	Exemption from Certain Transfer Taxes	36

K.	Applicability of Sections 1145 and 1125(e) of the Bankruptcy Code	36
	1. Issuance of New Common Stock	36
	2. Issuance of Liquidating Trust Interests	37
L.	Preservation of Causes of Action	37
M.	Effectuating Documents; Further Transactions	37

ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS		38
A.	Distributions for Claims Allowed as of the Effective Date	38
B.	Disbursing Agent	38
C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	38
	1. Delivery of Distributions in General	38
	2. Undeliverable and Unclaimed Distributions	39
D.	Prepayment	40
E.	Means of Cash Payment	40
F.	Interest on Claims	40
G.	Withholding and Reporting Requirements	40
H.	Setoffs	41
I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims	41
	1. Objection Deadline; Prosecution of Objections	41
	2. No Distributions Pending Allowance	42
	3. Disputed Claims Reserve	42
	4. Distributions After Allowance	43
	5. De Minimis Distributions	43
	6. Fractional Dollars	43
	7. Allocation of Plan Distributions Between Principal and Interest	43
	8. Distribution Record Date	43

ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		44
A.	Rejected Contracts and Leases	44
B.	Rejection Damages Bar Date	44
C.	Indemnification Obligations	44

ARTICLE VIII
CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		45
A.	Conditions to Confirmation	45
B.	Conditions to Effective Date	45
C.	Waiver of Conditions	46
D.	Consequences of Non-Occurrence of Effective Date	46

ARTICLE IX
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS		47
A.	Professional Fee Claims	47
	1. Final Fee Applications	47
	2. Employment of Professionals after the Effective Date	47
B.	Substantial Contribution Compensation and Expenses Bar Date	47
C.	Other Administrative Claims	47

ARTICLE X
EFFECTS OF CONFIRMATION		48
A.	Compromise and Settlement of Claims and Controversies	48
B.	Binding Effect	48
C.	Discharge of the Debtors	48
D.	Releases	48
	1. Releases by the Debtors	48
	2. Releases by the Global Settlement Parties	49
E.	Exculpation and Limitation of Liability	50
F.	Injunction	51
G.	Compromises and Settlements	51
H.	Satisfaction of Subordination Rights	52

ARTICLE XI
RETENTION OF JURISDICTION		52
A.	Retention of Jurisdiction by the Court	52
B.	Retention of Non-Exclusive Jurisdiction by the Court	54
C.	Failure of Court to Exercise Jurisdiction	54

ARTICLE XII
MISCELLANEOUS PROVISIONS		54
A.	Modifications and Amendments	54
B.	Severability of Plan Provisions	55
C.	Successors and Assigns	55
D.	Payment of Statutory Fees	55
E.	Revocation, Withdrawal or Non-Consummation	55
F.	Service of Documents	56
G.	Plan Supplement(s)	57

TABLE OF EXHIBITS

Exhibit	Title

A	Liquidating Trust Agreement

B	Amended and Restated Certificate of Incorporation of Savient Pharmaceuticals, Inc.

C	Amended and Restated Bylaws of Savient Pharmaceuticals, Inc.

D	Members of Liquidating Trust Committee

E	Document Administrator Agreement

F	Contracts To Be Assumed Under Plan

G	Collateral Assignment Agreement

Note: To the extent that the foregoing Exhibits are not attached to this Plan, such Exhibits will be filed with the Court in Plan Supplement(s) filed on or before the date(s) set for the filing of such documents and forms of documents.

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INTRODUCTION2

Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc., the debtors and debtors-in-possession in the above-captioned Chapter 11 Cases, propose the following plan of liquidation. The Plan contemplates the liquidation of the Debtors and the resolution of outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

For a discussion of the Debtors’ history, businesses, properties, operations, the Chapter 11 Cases, risk factors, a summary of this Plan and certain other related matters, reference is hereby made to the Disclosure Statement that is being distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Article XII.A of this Plan, the Debtors reserve the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan or any Exhibit thereto. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1        “503(b)(9) Claim” means a Claim arising under section 503(b)(9) of the Bankruptcy Code against the Debtors, which were to be filed against the Debtors on or before the 503(b)(9) Claims Bar Date.

[2]	Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

1.2        “503(b)(9) Claims Bar Date” means January 17, 2014 at 4:00 p.m. (Eastern Time) as established by the Bar Date Order.

1.3        “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) Claims under section 503(b)(9) of the Bankruptcy Code.

1.4        “Administrative and Priority Claims Estimate” means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims; provided, however, that the Administrative and Priority Claims Estimate shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget.

1.5        “Administrative Claims Bar Date” means for Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code and Professional Fee Claims: (a) February 18, 2014 at 4:00 p.m. (Eastern Time), for Administrative Claims that accrued for the period from the Petition Date through December 31, 2013; and (b) March 21, 2014 at 4:00 p.m. (Eastern Time), for (i) Administrative Claims asserted by Postpetition Employees that accrued for the period from the Petition Date through February 28, 2014 and (ii) Administrative Claims asserted by persons and entities that were not Postpetition Employees that accrued for the period from January 1, 2014 through February 28, 2014; and (c) for Administrative Claims that accrued after February 28, 2014, the date that falls on the thirtieth (30th) day following the Effective Date, in each case by which Holders of Administrative Claims shall File with the Claims Agent and serve on the Debtors or the Liquidating Trustee, as applicable, requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Supplemental Administrative Claims Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

1.6        “Administrative Claims Objection Deadline” means the deadline for filing objections to requests for payment of Administrative Claims filed on or before the Administrative Claims Bar Date, which shall be 120 days after the Effective Date, unless otherwise extended by order of the Court.

1.7        “Administrative Claims Reserve” means the reserve of Cash funded by the Debtors and maintained by the Liquidating Trust for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

1.8        “Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.

1.9        “Affiliate Debtor” means Savient Pharma Holdings, Inc., the debtor and debtor-in-possession in Chapter 11 Case No. 13-12681 (MFW), which case is pending in the Court.

1.10      “Allowed” means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

1.11      “Allowed Claim” means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that either (x) has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, or (y) is the subject of a timely filed Proof of Claim and, as to both (x) and (y), either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount (x) in the Plan or (y) after the Effective Date, by the Liquidating Trustee in writing; provided, however, that with respect to an Administrative Claim, “Allowed Claim” means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtors or the Liquidating Trustee, as applicable, or any other party in interest (x) has not filed an objection on or before the Administrative Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Liquidating Trustee has expressly allowed in a liquidated amount in writing. For purposes of computing Distributions under this Plan, a Claim that has been deemed “Allowed” shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

1.12      “Asset Purchase Agreement” means that certain Acquisition Agreement by and between the Debtors and the Purchaser, dated as of December 10, 2013.

1.13      “Avoidance Actions” means any and all claims and Causes of Action of the Debtors arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549 and 550 thereof or their state law analogs; provided, however, that Avoidance Actions shall not include and shall not be deemed to include any and all actions against the Prepetition Secured Parties or with respect to the Prepetition Collateral, which such causes of action shall be deemed to have been released, waived and discharged in full.

1.14      “Ballot” means each of the ballot or master ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Article IV.D hereof in connection with the solicitation of acceptances of the Plan.

1.15      “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.16      “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.17      “Bar Date” means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtors or requests in these Chapter 11 Cases for that specific Claim.

1.18      “Bar Date Order” means the Order Pursuant to Sections 105, 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules 1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtors and (II) Approving Form and Manner of Notice Thereof [Docket No. 197].

1.19      “Books and Records” means any and all books and records of the Debtors, including computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.

1.20      “Business Day” means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.21      “Cash” means legal tender of the United States of America or equivalents thereof.

1.22      “Causes of Action” means any and all claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and Claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Cases, through and including the Effective Date, that any Debtor and/or Estate may hold against any Person.

1.23      “Chapter 11 Cases” means the chapter 11 cases commenced by the Debtors and jointly administered under case number 13-12680 (MFW) in the Court.

1.24      “Claim” means a claim against any Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code.

1.25      “Claimholder” means the holder of a Claim.

1.26      “Claims Agent” means Garden City Group, Inc. (a/k/a GCG, Inc.), or any successor thereto.

1.27      “Claims Objection Deadline” means the last day for filing objections to Claims (other than Disallowed Claims for which no objection or request for estimation is required), which day shall be one hundred and eighty (180) days after the Effective Date, or such later date as may be ordered by the Court.

1.28      “Class” means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of this Plan.

1.29      “Collateral” means any property or interest in property of a Debtor’s Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.30      “Collateral Assignment Agreement” means the agreement, substantially in the form attached hereto as Exhibit G, which shall be approved in the Confirmation Order and entered into by the Debtors and the Senior Secured Notes Trustee on the Effective Date pursuant to the terms of the Plan.

1.31      “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

1.32      “Confirmation” means the entry of the Confirmation Order, subject to all conditions specified in Article VIII.A having been satisfied or waived pursuant to Article VIII.C.

1.33      “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

1.34      “Confirmation Hearing” means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

1.35      “Confirmation Order” means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.36      “Consummation” means the occurrence of the Effective Date.

1.37      “Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.38      “Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

1.39      “Creditor” means any Person that holds a Claim against one or more of the Debtors.

1.40      “CVS Litigation” means the case styled Savient Pharmaceuticals, Inc. v. CVS Caremark Corporation et al., Case No. MID-L-2841-13 (Sup. Ct. N.J.).

1.41      “CVS Litigation Claims” means the claims asserted as of the Effective Date by the Debtors in the CVS Litigation.

1.42      “Debtors” means, together, Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc.

1.43      “Disallowed” means with reference to a Claim means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been field by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no request for payment of an Administrative Claim has been filed by the Administrative Claims Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (d) after the Effective Date, has been disallowed in a written agreement by and between the Liquidating Trustee and the Holder of such Claim.

1.44      “Disbursing Agent” means (a) on or prior to the Effective Date, the Debtors, and (b) after the Effective Date, the Liquidating Trustee; provided, however, that the Debtors or the Liquidating Trustee may, in their discretion, retain a third party to act as Disbursing Agent.

1.45      “Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Court pursuant to the Disclosure Statement Approval Order.

1.46      “Disclosure Statement Approval Order” means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

1.47      “Disputed” means, when used in reference to a Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.48      “Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim or (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

1.49      “Disputed Claims Reserve” means the reserve established and maintained by the Liquidating Trust pursuant to and in accordance with the terms of the Liquidating Trust Agreement for the payment of Disputed General Unsecured Claims that become Allowed Claims after the Effective Date. The Disputed Claims Reserve need not be maintained by the Liquidating Trust in a segregated account.

1.50      “Distribution” means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

1.51      “Distribution Date” means the Effective Date or the date, occurring as soon as practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

1.52      “Distribution Record Date” means the record date for the purpose of determining Holders of Allowed Claims, other than the Holders of Senior Secured Noteholder Claims, entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

1.53      “Document Administrator” means the person appointed by the Debtors in accordance with Article V.C to take possession of the Debtors’ Books and Records (except those related to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling) on the Effective Date and provide access to such Books and Records in accordance with the Document Administrator Agreement and the Plan.

1.54      “Document Administrator Agreement” means the agreement, substantially in the form attached hereto as Exhibit E, which shall be approved in the Confirmation Order and entered into by the Debtors and the Document Administrator on the Effective Date pursuant to the terms of the Plan.

1.55      “Document Administrator Assets” means any and all Books and Records of the Debtors, except for those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling.

1.56      “Effective Date” means the first Business Day on which all conditions to the consummation of the Plan set forth in Article VIII.B hereof have been satisfied or waived in accordance with Article VIII.C.

1.57       “Entity” has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.58      “Estate(s)” means, individually, the estate of any Debtor in these Chapter 11 Cases and, together, the estates of the Debtors created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases on the Petition Date.

1.59      “Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under 365 of the Bankruptcy Code.

1.60      “Exhibit” means an exhibit either attached to this Plan or attached as an appendix to the Disclosure Statement.

1.61      “Face Amount” means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.62      “File,” “Filed” or “Filing” means, respectively, file, filed or filing with the Court or its authorized designee in these Chapter 11 Cases.

1.63      “Final Cash Collateral Budget” means the 13-Week Budget and Accrual Budget relating to the Final Cash Collateral Order, as such budgets are filed at Docket No. 306.

1.64      “Final Cash Collateral Order” means the Final Provisional Order Under 11 U.S.C. §§ 105, 361, 362, 363, 507(b), Fed. R. Bankr. P. 4001, 6004(h), 7062 and 9014 and Del. Bankr. L.R. 4001-2 (I) Authorizing the Debtors To Use Cash Collateral, (II) Granting Adequate Protection To Prepetition Secured Noteholders, and (III) Granting Related Relief [Docket No. 250].

1.65      “Final Cash Sweep Proceeds” means all of the Cash held by the Debtors’ Estates on the Effective Date, less the Liquidating Trust Funding Amount and the amounts used to fund the Professional Fee Reserve and Administrative Claims Reserve.

1.66      “Final Order” means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

1.67      “General Bar Date” means January 17, 2014 at 4:00 p.m. (Eastern Time) for certain Claims arising before the Petition Date, including General Unsecured Claims, Priority Non-Tax Claims and 503(b)(9) Claims, as established by the Bar Date Order.

1.68      “General Unsecured Claim” means a Claim against any or all of the Debtors that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Senior Secured Noteholder Claim, Intercompany Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

1.69      “Global Settlement” means the settlement by and among the Debtors, the Unofficial Committee of Senior Secured Noteholders and the Committee which was approved by the Court by order entered February 5, 2014 [Docket No. 367].

1.70      “Global Settlement Parties” means the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders, and their successors or assigns, including Liquidating Savient, the Liquidating Trust and the Liquidating Trust Committee.

1.71      “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.72      “GUC Cash” means (i) $1,925,000 in Cash plus (ii) the proceeds of the CVS Litigation, if any, which amounts, prior to the Effective Date, are being held by Pachulski Stang for the benefit of Holders of Allowed General Unsecured Claims.

1.73      “Holder” means an Entity holding a Claim, Interest or Liquidating Trust Interest.

1.74      “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.75      “Impaired Class” means a Class of Claims or Interests that is Impaired.

1.76      “Indemnified Person” means the (i) Liquidating Trustee, (ii) Liquidating Trust Committee, and (iii) members of the Liquidating Trust Committee in their capacities as such, and (iv) with respect to any of the foregoing, any such Person’s current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

1.77      “Insider” has the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

1.78      “Insured Claim” means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.79      “Intercompany Claims” means any Claim held by a Debtor against another Debtor, including, without limitation: (i) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (ii) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (iii) any derivative Claim asserted by or on behalf of one Debtor against another Debtor.

1.80      “Interests” means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in the Debtors, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

1.81      “IRS” means the Internal Revenue Service.

1.82      “Lien” has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.83      “Liquidating Savient” means the Debtors, on and after the Effective Date.

1.84      “Liquidating Trust” means the trust described in Article V.F of the Plan to be established under Delaware trust law that shall effectuate the wind down of the Debtors and make Distributions pursuant to the terms of the Plan and Liquidating Trust Agreement. With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person authorized to take such action in accordance with the Liquidating Trust Agreement.

1.85      “Liquidating Trust Agreement” means the agreement, substantially in the form attached hereto as Exhibit A, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtors, on behalf of the beneficiaries, and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan.

1.86      “Liquidating Trust Assets” means the GUC Cash, the CVS Litigation Claims, the Avoidance Actions and the Liquidating Trust Funding Amount.

1.87      “Liquidating Trust Claims” means the Avoidance Actions and the CVS Litigation Claims.

1.88      “Liquidating Trust Committee” means the committee created hereunder and appointed by the Committee that shall provide oversight and direction to the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.

1.89      “Liquidating Trust Funding Amount” means an amount of Cash to be provided by the Debtors, subject to the Final Cash Collateral Order, as initial funding for the Liquidating Trust, which amount is $[•].

1.90      “Liquidating Trust Interests” means the uncertificated beneficial interests in the Liquidating Trust representing the right of each Holder of an Allowed General Unsecured Claim to receive Distributions from the Liquidating Trust in accordance with Article V.F.5 of this Plan and the Liquidating Trust Agreement.

1.91      “Liquidating Trust Termination Date” has the meaning ascribed to such term in Article V.F.7 of the Plan.

1.92      “Liquidating Trustee” means the person appointed by the Committee in accordance to Article V.F.6 hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

1.93      “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.94      “Miscellaneous Secured Claim” means a Claim, other than a Senior Secured Noteholder Claim, (a) that is secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly filed motion for relief from the automatic stay, to the extent of the value of the Claimholder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.95      “New Common Stock” has the meaning ascribed to such term in Article V.B.2 hereof.

1.96      “Objection(s)” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.97      “Official Bankruptcy Forms” means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

1.98      “Old Common Shares” means the class of shares of Savient Pharmaceuticals, Inc. designated as its common shares, that were issued and outstanding as of the Petition Date.

1.99      “Ordinary Course Professionals” means those professionals authorized to be paid by the Debtors pursuant to the Order Pursuant to 11 U.S.C. §§ 105(a), 327, 330 and 331 Authorizing Debtors to Employ and Pay Professionals Utilized in the Ordinary Course of Business [Docket No. 156].

1.100    “Pachulski Stang” means Pachulski Stang Ziehl & Jones LLP, the Committee’s Delaware counsel.

1.101    “Periodic Distribution Date” means the date selected by the Liquidating Trustee, as approved by the Liquidating Trust Committee, for making a Distribution to Holders of Allowed General Unsecured Claims in accordance with Article IV of the Liquidating Trust Agreement.

1.102    “Permissible Investments” means (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the

Congress of the United States as an agency or instrumentality thereof, (c) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, or (d) such other investments as the Court may approve from time to time.

1.103    “Person” has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.104    “Petition Date” means October 14, 2013, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

1.105    “Plan” means this chapter 11 plan of liquidation proposed by the Plan Proponent, including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in accordance with its terms and the Bankruptcy Code and the Bankruptcy Rules.

1.106    “Plan Proponent” means the Debtors.

1.107    “Plan Supplement” means the compilation(s) of documents and forms of documents, including any exhibits to the Plan not included herewith, that the Debtors shall file with the Court on or before the Plan Supplement Filing Date.

1.108    “Plan Supplement Filing Date” means the date on which the Plan Supplement shall be filed with the Court, which date shall be at least five (5) days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

1.109    “Postpetition Employees” means all individuals that were employed by the Debtors as of the Petition Date.

1.110    “Prepetition Collateral” means the personal and real property of the Debtors constituting “Collateral” under the Senior Secured Notes indenture and related security, pledge and guaranty agreements.

1.111    “Prepetition Secured Parties” means the Senior Secured Noteholders and U.S. Bank National Association, in its capacity as collateral agent and indenture trustee for the Senior Secured Notes.

1.112    “Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.113    “Priority Tax Claim” means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.114    “Professional” means any professional employed by the Debtors or the Committee in the Chapter 11 Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

1.115    “Professional Fee Holdback Amount” means the amount equal to 20% of fees billed to the Debtors for a given month that were retained by the Debtors as a holdback on payment of Professional Fee Claims pursuant to the Professional Fee Order.

1.116    “Professional Fee Order” means the Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Interim Compensation Procedures [Docket No. 159].

1.117    “Professional Fee Reserve” means the Cash to be reserved in an amount sufficient to fund (a) all Professional Fee Claims of Professionals employed by the Debtors, including but not limited to an amount sufficient to pay (i) all unpaid Professional Fee Holdback Amounts and other expenses billed by Professionals of the Debtors prior to the Effective Date; (ii) all outstanding fee applications of Professionals of the Debtors not ruled upon by the Court as of the Effective Date; and (iii) the estimated aggregate amount of all reasonable fees and expenses due to Professionals of the Debtors for periods that have not been billed as of the Effective Date; and (b) all accrued and unpaid fees and expenses of Committee Professionals as of the Effective Date, in an amount not exceeding the amounts set forth in the Final Cash Collateral Budget (Accrual Budget) for “UCC Advisors”; provided, however, that the amount of the Professional Fee Reserve shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget.

1.118    “Professional Fee Bar Date” means the deadline for Filing all applications for Professional Fee Claims, which shall be forty-five (45) days after the Effective Date, as set forth in Article IX.A.1 herein.

1.119    “Professional Fee Claim” means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

1.120    “Professional Fee Estimate” means (i) with respect to any Professional employed by the Debtors, a good-faith estimate of such Professional’s anticipated accrued unpaid Professional Fee Claims as of the Effective Date to be provided by each Professional employed by the Debtors in writing to the Debtors prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtors, and (ii) collectively, the sum of all individual Professional Fee Estimates.

1.121    “Proof of Claim” means the proof of claim that must be filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

1.122    “Pro Rata” means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

1.123    “Purchaser” means Crealta Pharmaceuticals LLC, the Entity that acquired substantially all of the Debtors’ assets pursuant to the Sale Order.

1.124    “Rejection Bar Date” means the deadline by which a counterparty to a rejected Executory Contract or an Unexpired Lease of the Debtors must file a Proof of Claim for damages resulting from the rejection of such Executory Contract or Unexpired Lease by the Debtors, which deadline shall be the later of: (a) the General Bar Date; (b) thirty (30) days after the entry of an order by the Court authorizing such rejection; or (c) such other date, if any, as the Court may fix in the order authorizing such rejection.

1.125    “Remaining Assets” means any and all assets of the Debtors’ Estates as of the Effective Date, except (i) Cash and (ii) any assets that would constitute Liquidating Trust Assets.

1.126    “Sale” means the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

1.127    “Sale Closing Date” means January 9, 2014.

1.128    “Sale Order” means the Order (I) Approving the Sale of The Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Certain Related Relief [Docket No. 251].

1.129    “Savient” means Savient Pharmaceuticals, Inc.

1.130    “Scheduled” means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

1.131    “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

1.132    “Senior Secured Noteholder Claim” means, individually, a Claim of a holder of the Senior Secured Notes arising under or as a result of such notes and, collectively, the Claims of all such holders arising under or as a result of such notes, which Claims shall be deemed Allowed in the aggregate amount of $147,533,716 as of the Effective Date.

1.133    “Senior Secured Noteholder Deficiency Claim” means the aggregate General Unsecured Claims of the holders of Senior Secured Notes in an amount equal to the difference between (i) the Prepetition Obligations (as defined in the Final Cash Collateral Order) and (ii) the value of the Prepetition Collateral, which Claim shall be deemed Allowed in the aggregate amount of $4,351,694 as of the Effective Date.

1.134    “Senior Secured Noteholders” means, collectively, the holders of the Senior Secured Notes.

1.135    “Senior Secured Notes” means the Senior Secured Discount Notes due 2019, issued pursuant to that certain Indenture, dated as of May 9, 2012, by and among Savient

Pharmaceuticals, Inc., Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors, and U.S. Bank National Association, as indenture trustee.

1.136    “Senior Secured Notes Indenture” means that certain Indenture dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., as issuer, Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors, and U.S. Bank National Association, as indenture trustee, pursuant to which the Senior Secured Notes were issued.

1.137    “Senior Secured Notes Trustee” means U.S. Bank National Association, in its capacities as collateral agent and indenture trustee for the Senior Secured Notes under the Senior Secured Notes Indenture.

1.138    “Solicitation Procedures Order” means the Debtors’ Motion for Order (A) Approving Disclosure Statement; (B) Scheduling Hearing on Confirmation of Plan; (C) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections and (III) Temporary Allowance of Claims for Voting Purposes; (D) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (E) Setting Record Date; (F) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters and (III) Forms of Ballots; (G) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (H) Granting Related Relief [Docket No.       ].

1.139    “Subordinated 510(b) Claim” means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Common Shares, any Claim for damages arising from the purchase or sale of any Old Common Shares, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.140    “Subordinated 510(c) Claim” means any Claim (i) subordinated pursuant to section 510(c) of the Bankruptcy Code or (ii) for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.141    “Substantial Contribution Claim” means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.142    “Substantive Consolidation Order” means the order of the Court, which may be the Confirmation Order, authorizing substantive consolidation of the Estates pursuant to Article V.A hereof.

1.143    “Supplemental Administrative Claims Bar Date Order” means the Order (I) Establishing Supplemental Bar Date for Filing Certain Chapter 11 Administrative Claims, (II) Approving Form, Manner and Sufficiency of Notice Thereof and (III) Approving Administrative Claim Form [Docket No. 368].

1.144    “Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, levies, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority with respect thereto.

1.145    “Unclaimed Distributions” means any undeliverable or unclaimed Distributions.

1.146    “Unexpired Lease(s)” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.147    “Unimpaired” means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.148    “Unofficial Committee of Senior Secured Noteholders” means the unaffiliated Senior Secured Noteholders that filed a verified statement under Bankruptcy Rule 2019 [Docket No. 78].

1.149    “U.S. Trustee Fees” means fees payable pursuant to 28 U.S.C. § 1930.

1.150    “Voting Deadline” means May 5, 2014, at 4:00 p.m. (Eastern time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

C.	Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B.	Unclassified Claims (not entitled to vote on the Plan)

1.	Administrative Claims

2.	Priority Tax Claims

C.	Unimpaired Classes of Claims (deemed to have accepted the Plan and not entitled to vote on the Plan)

1.	Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims. Each Holder of an Allowed Miscellaneous Secured Claim shall be placed in a separate subclass, and each subclass shall be treated as a separate class for Distribution purposes.

2.	Class 2: Priority Non-Tax Claims

Class 2 consists of all Priority Non-Tax Claims.

D.	Impaired Classes of Claims (entitled to vote on the Plan)

1.	Class 3: Senior Secured Noteholder Claims

Class 3 consists of all Senior Secured Noteholder Claims.

2.	Class 4: General Unsecured Claims

Class 4 consists of all General Unsecured Claims.

E.	Impaired Classes of Claims (not entitled to vote on the Plan)

1.	Class 5: Intercompany Claims

Class 5 consists of all Intercompany Claims.

2.	Class 6: Subordinated 510(c) Claims

Class 6 consists of all Subordinated 510(c) Claims.

3.	Class 7: Subordinated 510(b) Claims

Class 7 consists of all Subordinated 510(b) Claims.

F.	Impaired Classes of Interests (not entitled to vote on the Plan)

1.	Class 8: Interests

Class 8 consists of all Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtors, and (y) after the Effective Date, by the Disbursing Agent. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Article V.I.1 of the Plan. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Administrative Claims shall be paid solely from the Administrative Claims Reserve. The fees and expenses of the Senior Secured Notes Trustee shall be paid in connection with the treatment of Class 3—Senior Secured Noteholder Claims and do not constitute an Administrative Claim under the Plan.

2.	Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Priority Tax Claims shall be paid solely from the Administrative Claims Reserve.

B.	Unimpaired Claims

1.	Class 1: Miscellaneous Secured Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, a Holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Debtors equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder’s Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtors or the Liquidating Trustee free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

2.	Class 2: Priority Non-Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Priority Non-Tax Claims shall be paid solely from the Administrative Claims Reserve.

C.	Impaired Claims

1.	Class 3: Senior Secured Noteholder Claims

On the Effective Date, each holder of Senior Secured Notes on account of its Allowed Senior Secured Noteholder Claim shall have the right to receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Senior Secured Noteholder Claim, Pro Rata shares of (i) the Final Cash Sweep Proceeds, (ii) any Cash from the Professional Fee Reserve and Administrative Claim Reserve returned by the Liquidating Trustee to the Senior Secured Notes Trustee, and (iii) the net proceeds of the Remaining Assets, if any, if and when and to the extent that such assets are liquidated by the Senior Secured Notes Trustee in accordance with the Senior Secured Notes Indenture.

All amounts to be distributed under the Plan by the Debtors to Holders of Allowed Senior Secured Noteholder Claims shall be distributed by the Debtors to the Senior Secured Notes Trustee for distribution in accordance with the Senior Secured Notes Indenture. The Senior Secured Notes Trustee shall retain its lien upon all collateral securing the Senior Secured Noteholder Claims, except for the Liquidating Trust Assets and the Professional Fee Reserve and the Administrative Claims Reserve to the extent each of them may be depleted or distributed to other parties in accordance with the Plan. The fees and expenses of the Senior Secured Notes Trustee, to the extent not already paid, shall be paid in Cash on the Effective Date by the Debtors. There shall be no distribution to the holders of Senior Secured Notes or to the Senior Secured Notes Trustee from the Liquidating Trust on account of any Senior Secured Noteholder Deficiency Claim.

2.	Class 4: General Unsecured Claims

On the Effective Date, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests; provided, however, that Senior Secured Noteholders shall not be entitled to any Distribution on account of their Senior Secured Noteholder Deficiency Claim from the Liquidating Trust and, on the Effective Date, the Senior Secured Noteholder Deficiency Claim is hereby waived.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

3.	Class 5: Intercompany Claims

In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

4.	Class 6: Subordinated 510(c) Claims

On the Effective Date, all Subordinated 510(c) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property under the Plan on account of such Subordinated 510(c) Claims.

5.	Class 7: Subordinated 510(b) Claims

On the Effective Date, all Subordinated 510(b) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property under the Plan on account of such Subordinated 510(b) Claims.

D.	Interests

1.	Class 8: Interests

On the Effective Date, all Interests shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan on account of such Interests.

E.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtors and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Debtors and/or the Liquidating Trustee may, in their discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

G.	Special Provisions Regarding Insured Claims

Distributions under the Plan to each Holder of an Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Insured Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (a) the applicable deductible or self-insured retention under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs); provided further, however, that, to the extent that a Claimholder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such Claimholder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtor’s insurance policies. Nothing in this Section shall constitute a waiver of any Cause of Action the Debtors may hold against any Person, including the Debtors’ insurance carriers, or is intended to, shall or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any Distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

The Plan shall not expand the scope of, or alter in any other way, the obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ rights and defenses to such Proofs of Claim.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

B.	Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders shall not be solicited.

C.	Classes Deemed to Reject Plan

Holders of Claims in Classes 5, 6 and 7 and Interest Holders in Class 8 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

D.	Impaired Classes of Claims Entitled to Vote

Because Claims in Classes 3 and 4 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Classes 3 and 4 are entitled to vote and shall be solicited with respect to the Plan.

E.	Elimination of Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6, 7 and 8 are deemed to reject the Plan, the Debtors shall (i) seek confirmation of the Plan from the Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A hereof. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Substantive Consolidation

1.	Consolidation of the Chapter 11 Estates

The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors’ Estates and Chapter 11 Cases for all purposes, including voting, Distribution and Confirmation. On the Effective Date, (i) all Intercompany Claims between the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtor shall be merged or treated as if they were merged with the assets and liabilities of Savient, (iii) any obligation of a Debtor and any guarantee thereof by the other Debtor shall be deemed to be one obligation of Savient, and any such guarantee shall be eliminated, (iv) the issued and outstanding shares of stock of the Affiliate Debtor shall be cancelled, (v) each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Savient and shall be deemed a single Claim against and a single obligation of Savient, and (vi) any joint or several liability of the Debtors shall be deemed one obligation of Savient. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor shall be released and of no further force and effect.

The substantive consolidation effected pursuant to this Article V.A.1 of the Plan (x) shall not affect the rights of any Holder of a Miscellaneous Secured Claim or the rights of the Senior Secured Notes Trustee with respect to the Collateral securing such Claims and (y) shall not, and shall not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Article X.D of the Plan), which shall survive entry of the Substantive Consolidation Order, as if there had been no substantive consolidation.

2.	Substantive Consolidation Order

The Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors’ Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the deadline to object to Confirmation of the Plan, or such other date as may be fixed by the Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

B.	Corporate Action

1.	Merger of Debtors

On the Effective Date, (a) the members of the boards of directors of the Debtors shall be deemed to have resigned; (b) the Affiliate Debtor shall be merged with and into Savient without the necessity of any other or further action to be taken by or on behalf of the Debtors; provided, however, that the Debtors shall be required to file all documents necessary to effectuate such merger and dissolution; and provided further, however that the Chapter 11 Case of the Affiliate Debtor shall be closed upon the Effective Date without the need for further Court order, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of the Affiliate Debtor shall be brought or otherwise commenced in Savient’s Chapter 1l Case.

Upon the resignation of the board of directors of Savient, the Liquidating Trust shall serve as the sole shareholder of Liquidating Savient, and the Liquidating Trustee shall serve as the sole officer and sole director of Liquidating Savient. The Liquidating Trust Committee, as set forth more fully herein, shall be responsible for, among other things, instructing and supervising the Liquidating Trustee with respect to its responsibilities under this Plan and the Liquidating Trust Agreement.

2.	Continued Corporate Existence

Savient shall continue to exist as Liquidating Savient after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, as amended by the Amended and Restated Certificate of Incorporation of Savient Pharmaceuticals, Inc. and the Amended and Restated By-laws of Savient Pharmaceuticals, Inc., attached to the Plan as Exhibits B and C, respectively. The certificate of incorporation and by-laws of Savient shall be amended as necessary, as permitted by section 303 of Title 8 of the Annotated Code of Delaware (as amended, the “Delaware General Corporation Law”), to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity Securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, Liquidating Savient shall issue one share of common stock (the “New Common Stock”) to the Liquidating

Trust. The Liquidating Trust shall not sell, transfer or otherwise dispose of the New Common Stock absent the prior written consent of the Liquidating Trust Committee and approval by the Court. The Liquidating Trust shall sell, transfer or otherwise dispose of the New Common Stock and shall vote the New Common Stock on any matter requiring a vote of shareholders of Liquidating Savient under the Delaware Corporation Law, in accordance with the written directions of the Liquidating Trust Committee or order of the Court. The Liquidating Trustee, acting pursuant to the terms and conditions of the Liquidating Trust Agreement, shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

The Professionals employed by the Debtors and the Committee, as applicable, shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications, upon the submission of invoices to the Liquidating Trustee for payment from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Court.

3.	Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being Reinstated and rendered unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that certain instruments, documents and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders thereunder. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

Notwithstanding anything to the contrary in this Plan, the Senior Secured Notes, the Senior Secured Notes Indenture (and the Collateral Documents as defined therein) shall remain in effect except to the extent expressly modified by the Plan for the purposes of permitting the Senior Secured Notes Trustee to (i) make the distributions to the holders of Senior Secured Notes as contemplated by the Plan and the Senior Secured Notes Indenture, (ii) realize upon any Collateral preserved to the Senior Secured Notes Trustee by the Plan and to enforce all of its rights and remedies under the Senior Secured Notes Indenture including, without limitation, all rights to compensation and related lien rights under Section 7.07 of the Senior Secured Notes Indenture. Without limitation of the foregoing, the Senior Secured Notes Trustee shall receive all Class 3 Plan Distributions and shall distribute them in any manner permitted by the Senior Secured Notes Indenture or this Plan, including by the establishment of one or more special record dates or by requiring the holders of the Senior Secured Notes on a date selected by the Senior Secured Notes Trustee after the Effective Date to surrender their Senior Secured Notes in order to receive Distributions. The Senior Secured Notes Trustee shall not be required after the Effective Date to pursue additional recoveries for the benefit of the holders of the Senior Secured Notes from Collateral or Remaining Assets, except to the extent directed to do so by the Unofficial Committee of Senior Secured Noteholders in accordance with the terms of the Senior Secured Notes Indenture. Upon delivery by the Senior Secured Notes Trustee after the Effective Date of a notice to the holders of the Senior Secured Notes determining that there shall be no further Distributions to the Senior Secured Noteholders, the Senior Secured Notes Trustee shall be discharged of all further duties under the Senior Secured Notes, Senior Secured Notes Indenture and related documents and the Senior Secured Notes shall be cancelled and the Senior Secured Notes Indenture shall be discharged for all purposes, except to preserve the rights of the Senior Secured Notes Trustee thereunder as against any holders of the Senior Secured Notes.

4.	No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors, as permitted by section 303 of the Delaware General Corporation Law.

5.	Effectuating Documents; Further Transactions

Any appropriate officer of Savient or the Affiliate Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary of Savient or the Affiliate Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

C.	Document Administrator

The Debtors shall file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person they have selected to serve as the Document Administrator pursuant to the Document Administrator Agreement and this Plan, until the resignation or discharge and the appointment of a successor Document Administrator in accordance with the Document Administrator Agreement. On or before the Effective Date, the Debtors shall transfer their Books and Records to the Document Administrator (other than those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling) and, on the Effective Date, the Document Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the

Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims. The Document Administrator shall retain all rights and powers conferred by this Plan and the Document Administrator Agreement.

D.	Books and Records; Privilege Matters

1.	Legal Representation of the Debtors and Committee After the Effective Date

Upon the Effective Date, the attorney-client relationship between (i) the Debtors and their current counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and Cole, Schotz, Meisel, Forman & Leonard, P.A., and (ii) the Committee and its current counsel, Stroock & Stroock & Lavan LLP, and Pachulski Stang Ziehl & Jones LLP, shall be deemed terminated. No successor to the Debtors and/or the Committee, whether under this Plan or otherwise, including but not limited to Liquidating Savient, the Liquidating Trust and/or the Liquidating Trust Committee shall be deemed to succeed to the attorney-client relationship that currently exists between the Debtors and its counsel and the Committee and its counsel. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtors shall not be precluded from representing any party in any action that might be brought by or against Liquidating Savient and/or the Liquidating Trust. Similarly, subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel and other professionals for the Committee shall not be precluded from representing Liquidating Savient, the Liquidating Trust or any other party in any action that might be brought by or against any former individual members of the Committee.

2.	Transfer of Debtors’ Books and Records

On or before the Effective Date, the Debtors shall transfer (i) their Books and Records relating to (a) the Liquidating Trust Claims and (b) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling, to the Liquidating Trust; and (ii) all other Books and Records, to the Document Administrator.

3.	Transfer of Evidentiary Privileges; Document Requests

On the Effective Date, (i) the Liquidating Trustee shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, solely as such privileges relate to the Liquidating Trust Claims; and (ii) the Document Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims. Privileged communications may be shared among the Liquidating Trustee and the Liquidating Trust Committee without compromising the privileged nature of such communications, in accordance with the “joint interest” doctrine.

Accordingly, to the extent that documents are requested from current counsel to the Debtors by any Person, after the Effective Date, only the Liquidating Trustee (for documents relating to Liquidating Trust Claims) or the Document Administrator (for documents that do not relate to Liquidating Trust Claims) shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtors shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Debtors unless (i) the Person requesting such documents serves their request on the Liquidating Trustee or the Document Administrator, as applicable; (ii) the Liquidating Trustee or the Document Administrator, as applicable, consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Document Administrator, as applicable, or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtors in connection with such production.

Similarly, upon the Effective Date, the Liquidating Trust Committee shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Committee. Accordingly, to the extent that documents are requested from current counsel to the Committee by any Person, after the Effective Date, only the Liquidating Trust Committee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Committee shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Committee unless (i) the Person requesting such documents serves their request on the Liquidating Trust Committee; (ii) the Liquidating Trust Committee consents in writing to such production and any waiver of the attorney-client privilege or other privilege such production might cause; and (iii) the Liquidating Trust Committee, or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Committee in connection with such production. Upon the second (2nd) anniversary of the termination of the Liquidating Trust Agreement and the dissolution of Liquidating Savient, any and all documents in the possession of the Debtors’ current counsel and the Committee’s current counsel as a result of or arising in any way out of their representation of the Debtors and/or the Committee, respectively, shall be deemed destroyed and no Person shall be entitled to obtain such documents.

Finally, to the extent that documents are requested from the Document Administrator by any Person, the Document Administrator shall be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, and shall have no obligation to produce any documents currently in its possession unless the Person requesting such production agrees to pay the reasonable costs and expenses incurred by the Document Administrator, including the reasonable fees of counsel, in connection with such production; provided, however, that nothing herein shall impair the Senior Secured Notes Trustee’s rights to obtain documents and information pursuant to the terms of the Senior Secured Notes Indenture. Upon the second (2nd) anniversary of the termination of the Liquidating Trust Agreement and the dissolution of Liquidating Savient, any and all documents in the possession of Document Administrator shall be deemed destroyed and no Person shall be entitled to obtain such documents.

E.	Creditors’ Committee and Liquidating Trust Committee

1.	Dissolution of the Committee

The Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys, financial advisors and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Committee members and the reasonable fees and expenses of their Professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Professional Fee Order, subject to the terms of the Global Settlement. Professionals employed by the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications, subject to the terms of the Global Settlement.

2.	Creation of Liquidating Trust Committee and Procedures Related Thereto

On or prior to the Plan Supplement Filing Date, the Committee shall appoint the Liquidating Trust Committee members. The Liquidating Trust Committee shall consist of the Entities reflected on Plan Exhibit D. Each member of the Liquidating Trust Committee shall be entitled to vote on all matters in accordance with the Liquidating Trust Agreement. Members of the Liquidating Trust Committee shall serve without compensation, but shall be entitled to reimbursement of reasonable expenses.

3.	Standing of the Liquidating Trust Committee

The Liquidating Trust Committee shall have independent standing to appear and be heard in the Court as to any matter relating to the Plan, the Liquidating Trust Agreement, the Estates or Liquidating Savient, including any matter as to which the Court has retained jurisdiction pursuant to Article X.I of the Plan.

4.	Function and Duration of the Liquidating Trust Committee

The Liquidating Trust Committee shall have the rights and responsibilities set forth in the Plan and the Liquidating Trust Agreement, including (a) instructing and supervising the Liquidating Trustee with respect to its responsibilities under this Plan and the Liquidating Trust Agreement. The Liquidating Trust Committee shall remain in existence until such time as the final Distributions under the Liquidating Trust Agreement have been made and Liquidating Savient has been dissolved in accordance with the terms of this Plan.

5.	Indemnification of Liquidating Trustee and Liquidating Trust Committee

The Indemnified Persons shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust, Liquidating Trust Committee or Liquidating Trustee (as applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person shall be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney’s fees, which such Persons and Entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person’s or Entity’s actions or inactions regarding the implementation or administration of this Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed shall be satisfied solely from the Liquidating Trust Assets or any applicable insurance coverage.

6.	Recusal of Liquidating Trust Committee Members

A Liquidating Trust Committee member shall recuse itself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee with respect to the Claims, Causes of Action or rights of such Liquidating Trust Committee member, the entity appointing such Liquidating Trust Committee member, or any affiliate of the foregoing.

F.	The Liquidating Trust

1.	Establishment and Administration of the Liquidating Trust

(a)        On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) investigating and, if appropriate, pursuing Liquidating Trust Claims, (ii) administering and pursuing the Liquidating Trust Assets, (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date and (iv) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement.

(b)        Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement. From and after the Effective Date, the Liquidating Trustee shall be vested with the powers of the sole shareholder, officer and director of Liquidating Savient.

(c)        It is intended that the Liquidating Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective Date shall be deemed for federal income tax purposes to have been distributed by the Debtors on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust shall be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust shall be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2.	Assets of the Liquidating Trust

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall transfer and assign to the Liquidating Trust all of their right, title and interest in and to all of the Liquidating Trust Claims and the Liquidating Trust Funding Amount, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Liquidating Trust free and clear of all Claims and liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, neither the Debtors not the Senior Secured Noteholders shall have any interest in or with respect to the Liquidating Trust Assets.

Also on the Effective Date, or as soon as reasonably practicable thereafter, Pachulski Stang shall transfer and assign to the Liquidating Trust all of the right, title and interest in and to all of the GUC Cash, which Cash, upon transfer, shall be subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement.

3.	Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.I.1 of the Plan, on or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve.

Pursuant to Article V.I.2 of the Plan, on or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

The Cash transferred by the Debtors to provide funding for the Professional Fee Reserve and the Administrative Claims Reserve shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee.

4.	Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a)        The Liquidating Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules, including without limitation, the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the

Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Liquidating Trust Claims; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iv) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtors and/or the Committee), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets; and (vii) file all federal, state and local tax returns if necessary.

(b)        The Liquidating Trust shall assume any outstanding responsibility of the Debtors under the Plan.

(c)        The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to liquidate Liquidating Trust Assets, to make Distributions therefrom in accordance with the provisions of this Plan and to pursue, settle or abandon any Liquidating Trust Claims, all in accordance with the Liquidating Trust Agreement.

5.	Liquidating Trust Interests

(a)        On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other entity shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b)        The Liquidating Trust Interests shall be uncertificated and shall be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests. The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust Committee to extend such term conditioned upon the Liquidating Trust not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended).

6.	Appointment of a Liquidating Trustee

(a)        The Liquidating Trustee shall be designated by the Committee; provided, however, that the Liquidating Trustee must be reasonably acceptable to the Debtors. The Committee shall file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person who it has selected as Liquidating Trustee. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b)        The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in his sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(c)        The Liquidating Trustee, the members of the Liquidating Trust Committee and their professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

7.	Distributions to Holders of General Unsecured Claims

(a)        Initial Distributions. On the Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Trustee shall not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.I.3 of the Plan.

(b)        Interim Distributions. The Liquidating Trustee shall make interim Distributions of Cash in accordance with this Plan and Article IV of the Liquidating Trust Agreement (i) to Holders of Liquidating Trust Interests at least once each six-month period and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed Claims.

(c)        Final Distributions. The Liquidating Trust shall be dissolved and its affairs wound up and the Liquidating Trustee shall make the final Distributions, upon the earlier of (i) the date which is five (5) years after the Effective Date, and (ii) that date when, (A) in the reasonable judgment of the Liquidating Trustee, substantially all of the assets of the Liquidating Trust have been liquidated and there are no substantial potential sources of additional Cash for Distribution; and (B) there remain no substantial Disputed Claims. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Liquidating Trust. The date on which the Liquidating Trustee determines that all obligations under the Plan and Liquidating Trust Agreement have been satisfied is referred to as the “Liquidating Trust Termination Date.” On the Liquidating Trust Termination Date, the Liquidating Trustee shall, to the extent not already done:

(i)        file the necessary documents to effectuate the dissolution of Liquidating Savient in accordance with the laws of the State of Delaware;

(ii)       resign as the sole officer and sole director of Liquidating Savient; and

(iii)      request that the Court enter an order closing the Bankruptcy Cases.

Upon the Liquidating Trust Termination Date, Liquidating Savient shall be deemed dissolved for all purposes (if not previously dissolved) without the necessity for any other or further actions to be taken by or on behalf of Liquidating Savient or payments to be made in connection therewith.

Upon dissolution of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee shall transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

8.	Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee shall make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, subject to the limitations set forth in Section 5.5 of the Liquidating Trust Agreement.

9.	Reporting Requirement of Liquidating Trust

The Liquidating Trust’s formation documents shall require that financial statements or similar reports of the Liquidating Trust be sent to all Holders of Liquidating Trust Interests on an annual basis.

G.	Limited Revesting of Remaining Assets

Pursuant to the terms of the Collateral Assignment Agreement between the Debtors and the Senior Secured Notes Trustee (acting at the direction of the Unofficial Committee of Senior Secured Noteholders), which shall be in form and substance satisfactory to the Senior Secured Notes Trustee, the Remaining Assets, other than any Remaining Assets rejected by the Senior Secured Notes Trustee, shall be vested in the Senior Secured Notes Trustee for the benefit of the Holders of Allowed Senior Secured Noteholder Claims on or after the Effective Date. Notwithstanding anything herein to the contrary, any Remaining Assets that are rejected by the Senior Secured Notes Trustee shall be vested in the Debtors on or following the Effective Date and shall remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for a financing statement or any other action or filing by the Senior Secured Notes Trustee

H.	Limited Release of Liens

On the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates, except for those held by the Senior Secured Notes Trustee, shall be released; provided, however, on the Effective Date, and to the extent not released prior to the Effective Date pursuant to Court order or otherwise, all mortgages, deeds of trust, liens or other security interests against the Liquidating Trust Assets shall be released. For the avoidance of doubt, the foregoing shall not effectuate a release of the liens or security interests of the Senior Secured Notes Trustee on the Cash held in the Professional Fee Reserve and Administrative Claims Reserve, which Cash shall remain subject to the first priority perfected security interests of the Senior Secured Notes Trustee.

I.	Accounts and Reserves

1.	Professional Fee Reserve

On or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating

Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtors or the Committee, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim; provided, however, that the amounts paid to Professionals employed by the Committee shall not exceed the amounts set forth in the Final Cash Collateral Budget on the line items for “UCC Advisors.” After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve shall be distributed by the Liquidating Trustee to the Senior Secured Notes Trustee. Only Professionals employed in the Chapter 11 Cases by the Debtors or the Committee shall be entitled to payment from the Professional Fee Reserve.

2.	Administrative Claims Reserve

On or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall be distributed by the Liquidating Trustee to the Senior Secured Notes Trustee.

3.	Other Reserves

The Liquidating Trust shall establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

J.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

K.	Applicability of Sections 1145 and 1125(e) of the Bankruptcy Code

1.	Issuance of New Common Stock

Pursuant to the provisions of section 1145 of the Bankruptcy Code with respect to the New Common Stock, the distribution of New Common Stock under the terms of this Plan shall constitute the offer or sale under a plan of the Debtors of a security of a successor to the Debtors under such plan in exchange for a claim against, an interest in, or a claim for an administrative expense in the Chapter 11 Cases, such that pursuant to section 1145(a)(1) of the Bankruptcy Code, the issuance of the New Common Stock, to the extent the New Common Stock constitutes “securities” under applicable law, shall be exempt from requirements of section 5 of the Securities Act of 1933, as amended, and any other federal, state or local laws requiring registration for offer or sale of securities.

Solely for the limited purpose of the provisions of section 1125(e) of the Bankruptcy Code, Liquidating Savient shall be deemed to have participated, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale or purchase of a security, offered or sold under the Plan, of a newly organized successor to the Debtors under the Plan, and therefore, pursuant to section 1125(e) of the Bankruptcy Code, is not liable for violation of any applicable law, rule or regulation governing the offer, issuance, sale or purchase of securities.

2.	Issuance of Liquidating Trust Interests

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

L.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce all rights to commence and pursue, as appropriate, the Liquidating Trust Claims, and the Liquidating Trust’s rights to commence, prosecute or settle such Liquidating Trust Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Liquidating Trust may pursue such Liquidating Trust Claims, as appropriate, in accordance with the best interests of the Liquidating Trust beneficiaries. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Liquidating Trust Claims against them as any indication that Liquidating Savient or the Liquidating Trust, as applicable, shall not pursue any and all available Liquidating Trust Claims against them. The Debtors or the Liquidating Trust, as applicable, expressly reserve all rights to prosecute any and all Liquidating Trust Claims against any Entity, except as otherwise expressly provided in the Plan. Unless any Liquidating Trust Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Court order, the Liquidating Trust expressly reserves all Liquidating Trust Claims for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise) or laches, shall apply to such Liquidating Trust Claims upon, after or as a consequence of the Confirmation or Consummation. Without limiting the foregoing, the Liquidating Trust may pursue (i) Creditors to avoid and recover Avoidance Actions; and (ii) the CVS Litigation Claims.

The substantive consolidation of the Debtors and their Estates pursuant to the Confirmation Order and Article V.A of this Plan shall not, and shall not be deemed to, prejudice any of the Liquidating Trust Claims, which shall survive entry of the Confirmation Order for the benefit of the Debtors and their Estates, and, upon the Effective Date, for the benefit of the Liquidating Trust.

M.	Effectuating Documents; Further Transactions

Liquidating Savient, the Liquidating Trustee and the Document Administrator, subject to the terms and conditions of this Plan, the Liquidating Trust Agreement and the Document Administrator Agreement, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Disbursing Agent. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of this Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim.

B.	Disbursing Agent

The Disbursing Agent shall make all Distributions required under this Plan, subject to the terms and provisions of this Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtors’ books and records and the Liquidating Trust’s or Liquidating Savient’s (as applicable) representatives and professionals in determining Allowed Claims not entitled to Distributions under the Plan in accordance with the terms and conditions of this Plan. Class 3 Distributions shall be made to the Senior Secured Notes Trustee for further distribution to the holders of the Senior Secured Notes.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing

Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Court disallowing Claims in whole or in part.

2.	Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, Liquidating Savient, the Liquidating Trustee, the Liquidating Trust, the Liquidating Trust Committee and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Liquidating Trust, and all title to and all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Trust and shall be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of this Plan and the Liquidating Trust Agreement. Nothing contained in this Plan or the Liquidating Trust Agreement shall require the Debtors, Liquidating Savient, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

This Article VI.C.2 is not applicable to the Senior Secured Notes Trustee or the Senior Secured Noteholders.

D.	Prepayment

Except as otherwise provided in the this Plan or in the Confirmation Order, the Debtors or the Liquidating Trust, as applicable, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim or Allowed Miscellaneous Secured Claim at any time.

E.	Means of Cash Payment

Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

F.	Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

G.	Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim, other than the Senior Secured Notes Trustee and holders of the Senior Secured Noteholder Claims, is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent shall be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim, other than the Senior Secured Notes Trustee and holders of the Senior Secured Noteholder Claims, who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe shall not be less than 30 days. The Distribution on account of any Holder of an Allowed Claim that fails to timely respond to the Disbursing

Agent shall be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of this Plan, each entity receiving a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

H.	Setoffs

Subject to the terms and conditions of the Liquidating Trust Agreement, the Debtors, Liquidating Savient and/or the Liquidating Trust may, but shall not be required to, set off against any Claim and the payments or other Distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors and/or Liquidating Savient may have against the Holder thereof, provided that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Liquidating Savient and/or the Liquidating Trust of any such claim that the Debtors and/or Liquidating Savient may have against such Holder.

I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.	Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases in accordance with Bankruptcy Rule 2002.

Subject to any reporting to the Liquidating Trust Committee that may be required under the Liquidating Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Liquidation Trust shall have the authority to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that solely in the case of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, the Unofficial Committee of Senior Secured Noteholders and the Senior Secured Notes Trustee (at the direction of the Unofficial Committee of Senior Secured Noteholders) (a) also shall be entitled to file, withdraw or litigate to judgment objections to or requests for estimation of Claims, and (b) must consent to any settlement or compromise proposed by the Liquidating Trust, which consent shall not be unreasonably withheld; provided further, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Article VI.I, but rather shall be governed by Article IX.A of the Plan. In the event that any objection filed by the Debtors or the Committee remains pending as of the Effective Date, the Liquidating Trustee shall be deemed substituted for the Debtors or the Committee, as applicable, as the objecting party.

The Liquidating Trust, and solely with respect to Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, the Unofficial Committee of Senior Secured Noteholders and the Senior Secured Notes Trustee (at the direction of the Unofficial Committee of Senior Secured Noteholders), shall be entitled to assert all of the Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims.

2.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to Liquidating Savient or the Liquidating Trust on account of a Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Court or such other court having jurisdiction over the matter.

3.	Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under this Plan if such Disputed General Unsecured Claims were allowed in their Disputed Claims Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the face amount. The Liquidating Trust shall withhold the applicable Disputed Claims Reserve with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Court. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust shall withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in this Plan, the Disclosure Statement or the Liquidating

Trust Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

4.	Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

5.	De Minimis Distributions

The Liquidating Trust shall not be required to make any distributions to Holders of Allowed Claims aggregating less than fifty dollars ($50.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for this Article VI.I.5 shall remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for this Article VI.I.5 shall remain in the Administrative Claims Reserve.

6.	Fractional Dollars

Any other provision of this Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

7.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8.	Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record Holders stated on the official Claims register or the Debtors’ Books and Records, as applicable, as of the close of business on the Distribution Record Date. This Article VI.I.8 shall not apply to the holders of the Senior Secured Notes whose Distributions shall be made through the Senior Secured Notes Trustee.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Plan, the Sale Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which any Debtor is a party shall be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit F hereto as a Contract to be assumed; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Court approving the rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B.	Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Liquidating Savient, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Liquidating Trust within thirty (30) days after service of notice of entry of the Confirmation Order.

C.	Indemnification Obligations

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons’ service with, for or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtors shall survive confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all monetary obligations under this Article VII.C shall be limited solely to available insurance coverage and neither Liquidating Savient, the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtors’

obligations set forth in this Article VII.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification obligations shall not apply to or cover any Claims, suits or actions against a Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE

PLAN

A.	Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1.         the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders and shall, among other things:

(a)        provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(b)        provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

2.         the Confirmation Order shall have been entered by the Court.

B.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.C hereof:

1.         the Confirmation Order shall not then be stayed, vacated or reversed and shall not have been amended without the agreement of the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders;

2.         the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

3.         the Liquidating Trust shall have been established and the Liquidating Trust Assets shall have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

4.         the Professional Fee Reserve and the Administrative Claims Reserve shall have been funded in Cash in full and such amounts, together with any Administrative Claims that the Debtors paid in the ordinary course of business prior to the Effective Date, shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget;

5.         the Liquidating Trustee, the Liquidating Trust Committee and the Document Administrator shall have been appointed and assumed their rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable;

6.         the Debtors shall have retained and pre-paid appropriate professionals for the preparation of the Debtors’ tax returns for 2013 and 2014; and

7.         all actions, documents and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors, the Committee, the Senior Secured Notes Trustee and the Unofficial Committee of Senior Secured Noteholders, and such actions, documents and agreements shall have been effected or executed and delivered. The Liquidating Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived.

C.	Waiver of Conditions

Each of the conditions to the Effective Date set forth in Article VIII.B of the Plan may be waived in whole or in part by the Debtors without any other notice to parties in interest or the Court, provided that the Debtors have received the prior written consent of the Committee, the Senior Secured Notes Trustee and the Unofficial Committee of Senior Secured Noteholders, which consent shall not unreasonably be withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

D.	Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later dates after notice and hearing, as is proposed by the Debtors, then upon motion by the Debtors and upon notice to such parties in interest as the Court may direct, (a) the Plan shall be null and void in all respects; (b) any settlement of claims shall be null and void without further order of the Court; and (c) the time within which the Debtors may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Professional Fee Claims

1.	Final Fee Applications

All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Liquidating Trust, the Liquidating Trust Committee, counsel for the Unofficial Committee of Senior Secured Noteholders, the requesting Professional and the Office of the United States Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

2.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B.	Substantial Contribution Compensation and Expenses Bar Date

Any Person who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must file an application with the clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Liquidating Trust and the Liquidating Trust Committee and as otherwise required by the Court and the Bankruptcy Code on or before the Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C.	Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be filed with the Court and served on the Liquidating Trust and the Liquidating Trust Committee no later than the Administrative Claims Bar Date. Unless Liquidating Savient, the Liquidating Trust or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that Liquidating Savient, the Liquidating Trust or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

A.	Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable.

B.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, Liquidating Savient, the Liquidating Trust and all other parties in interest in the Chapter 11 Cases.

C.	Discharge of the Debtors

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation shall not discharge Claims against the Debtors; provided, however, that, other than as provided in the Final Cash Collateral Order, no Claimholder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any Debtor, Liquidating Savient and/or their respective successors, assigns and/or property, except as expressly provided in this Plan.

D.	Releases

1.	Releases by the Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code or the Liquidating Trust, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Debtors and the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtors, their Professionals and Court-retained agents and the Debtors’ directors, officers and employees employed by or serving the Debtors as of the Sale Closing Date, (b) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (c) the Committee and its Professionals and, solely in their respective capacities as members or representatives of the Committee, each member of the Committee; (d) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases, and (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d); provided, however, that nothing in this Article X.D.1 shall be a waiver of any defense, offset or objection to any Claim filed against the Debtors and their Estates by any Person.

2.	Releases by the Global Settlement Parties

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Global Settlement Parties shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Global Settlement Parties to enforce the Global Settlement, the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtors, their Professionals and Court-retained agents and the Debtors’ directors, officers and employees employed by or serving the Debtors as of the Sale Closing Date, (b) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (c) the Committee and its Professionals and, solely in their respective capacities as members or representatives of the Committee, each member of the Committee, and (d) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases; provided, however, the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

E.	Exculpation and Limitation of Liability

None of (a) the Debtors, (b) Liquidating Savient, (c) the directors, officers or employees of any of the Debtors serving at any time during the pendency of the Chapter 11 Cases, (d) the Professionals or Court-retained agents of the Debtors, (e) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (f) the Committee and its Professionals and, solely in their respective capacities as members or representatives of the Committee, each member of the Committee, (g) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases, or (h) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (g), shall have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) any of the Debtors, (b) Liquidating Savient, (c) the directors, officers or employees of any of the Debtors serving at any time during the pendency of the Chapter 11 Cases, (d) the professionals or Court-retained agents of the Debtors, (e) the members and professionals of the Committee, but only in their capacities as such, (f) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases, or (g) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (f), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct.

F.	Injunction

Confirmation of this Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of this Article X.F, the Estates and the Liquidating Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates, Liquidating Savient or the Liquidating Trust or any of its or their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates, Liquidating Savient or the Liquidating Trust or any of its or their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates, Liquidating Savient or the Liquidating Trust or any of its or their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates, Liquidating Savient or the Liquidating Trust or any of its or their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan, (B) any form of objection to any Claim that is Allowed by the Plan, or (C) asserting Avoidance Actions against any Holder of a Claim that is Allowed by the Plan. Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by this Section shall prohibit the assertion against the Liquidating Trust, the Liquidating Trustee and the Liquidating Trust Committee of all Claims or Interests, if any, related to the Debtors.

Confirmation of this Plan shall further have the effect of permanently enjoining all Persons from obtaining (i) any documents or other materials from current counsel for the Debtors and the Committee that are in the possession of such counsel as a result of or arising in any way out of their representations of the Debtors and/or the Committee, or (ii) Books and Records from the Document Administrator, except in accordance with Article V.D of this Plan.

G.	Compromises and Settlements

Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

After the Effective Date, such right shall pass to Liquidating Savient and/or the Liquidating Trust and shall be governed by the terms of Article VI.I of the Plan and the Liquidating Trust Agreement.

H.	Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to Distributions on account of Claims against the Debtors based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the Distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

A.	Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, the Liquidating Trust Agreement and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

1.          To the extent not otherwise determined by the Plan, to determine (i) the allowance, classification or priority of Claims upon objection by any party in interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against assets of the Estates, Causes of Action, or property of the Estates or the Liquidating Trust;

2.          To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

3.          To protect the assets or property of the Estates and/or the Liquidating Trust, including Causes of Action, from claims against, or interference with, such assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any assets of the Estates;

4.         To determine any and all applications for allowance of Professional Fee Claims;

5.         To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims, entitled to priority under section 507(a) of the Bankruptcy Code;

6.         To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

7.         To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

8.         Except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

9.         To enter a Final Order closing each the Chapter 11 Cases;

10.       To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

11.       To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

12.       To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

13.       To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

14.       To resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

15.       To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Cases;

16.       To authorize, as may be necessary or appropriate, sales of assets as necessary or desirable and resolve objections, if any, to such sales;

17.       To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18.       To approve, if necessary, any Distributions, or objections thereto, under the Plan;

19.       To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

20.       To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

21.       To resolve any dispute or matter relating to the Document Administrator, including with respect to the Document Administrator’s assertion of applicable privileges and production of documents;

22.       To order the production of documents, disclosures or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

23.       To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

B.	Retention of Non-Exclusive Jurisdiction by the Court

Notwithstanding anything else in the Plan, the Court shall retain non-exclusive jurisdiction over all Liquidating Trust Claims prosecuted by the Liquidating Trust.

C.	Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article XI.A of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtors have received the prior written consent of the Unofficial Committee of Senior Secured Noteholders and the Committee, which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

B.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

D.	Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date. The Debtors, prior to the Effective Date, and the Liquidating Trust, from and after the Effective Date, shall pay statutory fees to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Cases are closed or converted and/or the entry of final decrees. In addition, the Liquidating Trust shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtors and their Estates.

E.	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall

(i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by such Debtors or any other Person.

F.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, the Committee, the Liquidating Trust or the Liquidating Trust Committee shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

The Debtors

Savient Pharmaceuticals, Inc.

400 Crossing Boulevard, 4th Floor

Bridgewater, New Jersey 08807

Attn:    Mathew C. Bazley

            Chief Liquidation Officer

Telephone: (908) 864-9292

Facsimile: (732) 565-4857

with a copy to:

David R. Hurst, Esq.

Cole, Schotz, Meisel, Forman & Leonard, P.A.

500 Delaware Ave., Suite 1410

Wilmington, Delaware 19801

Telephone: (302) 652-3131

Facsimile: (302) 652-3117

Committee, Liquidating Trust Committee

Bradford J. Sandler, Esq.

Shirley S. Cho, Esq.

Pachulski Stang Ziehl & Jones LLP

919 North Market Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 652-4100

Facsimile: (302) 652-4400

Liquidating Trustee

[To come]

G.	Plan Supplement(s)

Exhibits to the Plan not attached hereto shall be filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtors’ case website (http://www.gcginc.com/cases/svnt) or the Court’s website (http://www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at SVNTInfo@gcginc.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated:	Wilmington, Delaware
February 10, 2014

SAVIENT PHARMACEUTICALS, INC., et al.,

Debtors and Debtors-in-Possession

By:
Name: Mathew C. Bazley
Title: Chief Liquidation Officer

COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.

By:
David R. Hurst (I.D. No. 3743)
J. Kate Stickles (I.D. No. 2917)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
(302) 652-3131